As filed with the Securities and Exchange Commission on August 7, 2009.
Registration No. 333-127554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DATATRAK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	34-1685364

(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
(440) 443-0082
(Address of Principal Executive Offices, including Zip Code)

DATATRAK International, Inc.
2005 Omnibus Equity Plan
(Full Title of the Plan)

Copy to:
Laurence P. Birch	Arthur C. Hall III, Esq.
Interim Chief Executive Officer and Interim President	Calfee, Halter & Griswold LLP
DATATRAK International, Inc.	1400 KeyBank Center
6150 Parkland Boulevard	800 Superior Avenue
Mayfield Heights, Ohio 44124	Cleveland, Ohio 44114-2688
(440) 443-0082	(216) 622-8200
(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8, Registration No. 333-127554, filed by DATATRAK International, Inc. (the “Registrant”) on August 15, 2005 (the “Registration Statement”) registering 350,000 common shares of the Registrant to be issued in connection with the DATATRAK International, Inc. 2005 Omnibus Equity Plan.
     The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on this 7th day of August, 2009.

DATATRAK INTERNATIONAL, INC.
By:	/s/ Laurence P. Birch
Laurence P. Birch
Interim President and Interim Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on this 7th day of August, 2009.

Signature	Title

/s/ Laurence P. Birch Laurence P. Birch	Interim President and Interim Chief Executive Officer and Director (Principal Executive Officer)

/s/ Raymond J. Merk Raymond J. Merk	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Timothy G. Biro Timothy G. Biro	Director

/s/ Seth B. Harris Seth B. Harris	Director

/s/ Jerome H. Kaiser Jerome H. Kaiser	Director

/s/ Robert M. Stote Robert M. Stote	Director